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                           First Colonial Group, Inc.



                              For Immediate Release
                              ---------------------


         FROM:    Scott V. Fainor, President & Chief Executive Officer
                                                  Nazareth National Bank
                                                  3864 Adler Place
                                                  Bethlehem, PA 18017
                                                  (610) 861-5721


                           FIRST COLONIAL GROUP, INC.
                           --------------------------
                           DECLARES QUARTERLY DIVIDEND
                           ---------------------------


Nazareth, PA 4/18/03 On April 17, 2003 the Board of Directors of First Colonial Group, Inc. declared a quarterly cash dividend of 19 cents per share, payable May 16, 2003 to shareholders of record as of the close of business May 2, 2003.


About First Colonial Group

First Colonial Group, Inc. (NASDAQ: FTCG) with assets of more than $620 million as of March 31, 2003, operates a one-bank subsidiary, Nazareth National Bank. The Bank provides a wide variety of retail, wholesale and trust & wealth management services to individuals, businesses and institutions. Operating 17 branches in the counties of Northampton, Lehigh and Monroe the company is headquartered in Nazareth, Pa., and has been in continuous operation since June 25, 1897.


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    First Colonial Group, Inc. 76 South Main Street Nazareth, PA 18064 Tel.
                                 (610) 746-7300